Exhibit 10.138

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

This Mutual Release and Settlement Agreement (the "Agreement") is dated as of this 20 day of February, 2004 and entered into by and between Bank of America, N.A. ("Bank"), Portfolio Financial Servicing Company ("PFSC") (Bank and PFSC referred to collectively as "Plaintiffs") and Lehman Brothers ("Lehman") (Bank, PFSC and Lehman referred to collectively as "Claimants"), on the one hand, and Southwall Technologies, Inc. ("Southwall"), on the other hand. Claimants and Southwall may be referred to herein collectively as the "Parties".

R E C I T A L S

WHEREAS, Southwall and Matrix Funding Corporation ("Matrix") entered into Master Lease Agreement No. R0825 (the "Master Lease"), dated July 19, 1999, Lease Schedule No. 1
("Lease Schedule 1"), dated July 19, 1999, and Lease Schedule No. 2 ("Lease Schedule 2'), dated
October 14, 1999 (collectively, the "Lease Agreements");

WHEREAS, pursuant to the Master Lease and Lease Schedule 1, Matrix leased to Southwall certain equipment identified as a PM7 Microwave Plasma Enhanced Chemical Vapor Deposited Optical Coating System and a Pac West Telecomm Inc. System 2000 telephone system ("PM7") and, pursuant to the Master Lease and Lease Schedule 2, Matrix leased to Southwall certain equipment identified as a PM6 Multi Layer Vacuum Metalizer Sputter Web Coating System ("PM6")(the PM7 and PM6 collectively referred to as the "Equipment"). Under the terms of the Lease Agreements, Claimants ownership interest in the Equipment includes all additional equipment affixed, attached or incorporated into the Equipment. The Equipment is located at premises leased by Southwall at 8175 S. Hardy, Tempe, Arizona 85284 (the "Premises").

WHEREAS, Plaintiffs represent and warrant that through a series of transactions and agreements, Matrix's rights under the Lease Agreements and to the Equipment were assigned to them and acknowledge that Southwall is explicitly relying on that representation in entering into the Agreement;

WHEREAS, a dispute exists concerning the amount of payments, if any, due the Claimants from Southwall under the Lease Agreements;

WHEREAS, Plaintiffs commenced an action against Southwall entitled Portfolio Financial Servicing Company, et al. v. Southwall Technologies, Inc. in the Third Judicial District Court in and for Salt Lake County, State of Utah, Case No. 020904393 (the "Action");

WHEREAS, the Equipment is no longer necessary to the effective operation of Southwall's business because Southwall is terminating its operations at the Premises and Southwall has offered to voluntarily surrender the Equipment to Claimants. Claimants are willing to take back the Equipment from Southwall and to accept the surrender of the same;

WHEREAS, Claimants and Southwall desire to compromise, settle and release all claims of whatever kind or description which they may have against one another, to effect the total resolution and compromise of all claims, liabilities, obligations and causes of action arising out of or relating to the Lease Agreements;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

1. Payment by Southwall. Southwall shall pay Claimants a total of $2,000,000, plus interest (the "Agreed Obligation"), payable as follows:

a. $60,000 on or before December 31, 2004, representing 3% interest for 2004.

b. payments in arrears on or before the last day of each calendar quarter in 2005, consisting of principal in the amount of $25,000 and all accrued interest on the Agreed Obligation at the rate of 4% per annum;

c. payments in arrears on or before the last day of each calendar quarter in 2006, consisting of principal in the amount of $75,000 and all accrued interest on the Agreed Obligation at the rate of 5% per annum;

d. payments in arrears on or before the last day of each calendar quarter in 2007, consisting of principal in the amount of $75,000 and all accrued interest on the Agreed Obligation at the rate of 6% per annum;

e. payments in arrears on or before the last day of each calendar quarter in 2008, consisting of principal in the amount of $75,000 and all accrued interest on the Agreed Obligation at the rate of 7% per annum;

f. payments in arrears on or before the last day of each calendar quarter in 2009, consisting of principal in the amount of $125,000 and all accrued interest on the Agreed Obligation at the rate of 8% per annum;

g. payments in arrears on or before the last day of each calendar quarter in 2010, consisting of principal in the amount of $125,000 and all accrued interest on the Agreed Obligation at the rate of 9% per annum;

h. Any unpaid balance, together with interest thereon, to be paid in full by December 31, 2010.

Claimants agree that receipt of all payments for the Agreed Obligation from Southwall will constitute full satisfaction of the amounts owed by Southwall to Claimants.

2. Abandonment of Equipment by Southwall. Southwall hereby abandons and voluntarily surrenders to Claimants possession, custody and control of the Equipment. Southwall makes this surrender in recognition of PFSC's rights as the owner of the Equipment. Southwall acknowledges and agrees that the Lease Agreements are "true leases" within the meaning of applicable law, and that the Lease Agreements do not constitute disguised security agreements or other financing arrangements with respect to the Equipment. Southwall also acknowledges and agrees that it asserts no ownership or other rights in the Equipment other than its rights as a lessee of the Equipment under the Lease Agreements.

Southwall hereby represents and warrants that it has not assigned its leasehold interest in the Equipment to any other individual or entity, that Southwall's leasehold interest in the Equipment is free and clear of any and all liens, and that Southwall may immediately deliver possession of the Equipment to Claimants.

Southwall understands and agrees that its voluntary surrender of the Equipment to Claimants shall in no way modify or discharge any of its liabilities and obligations to Claimants under this Agreement. Southwall's voluntary surrender of the Equipment to Claimants is not made in full satisfaction of Southwall's obligations under this Agreement, and Southwall will be responsible to make payments to Claimants as identified herein to fully satisfy its obligations to Claimants. Claimants acknowledge and agree that (i) Southwall shall bear no cost or expense that Claimants may incur in taking possession of or removing or disposing of the Equipment, except that Claimants may offset any cost or expense incurred in taking possession of, removing, and disposing of the Equipment against any amount received from the disposition of the Equipment, and (ii) Claimants shall be liable to the owner of the Premises for any damage to the Premises caused by the removal of the Equipment.

3. Condition of Equipment. Southwall represents and warrants that it has not, within the four (4) month period preceding the date of this Agreement, removed from the Equipment any device or piece of equipment attached or affixed thereto or incorporated therein. Southwall covenants, represents, warrants and agrees that it will not remove from the Equipment any device or piece of equipment currently attached or affixed thereto or incorporated therein. Southwall agrees that, in the event that a court finds that the Lease Agreements are security agreements and not true leases, the Equipment, as well as any device or piece of equipment attached or affixed to the Equipment shall be included as security for Southwall's obligations under the Lease Agreements.

4. Transition Obligations. Southwall covenants and agrees to pay all rent for the Premises as it comes due through and including March, 2004. Southwall further covenants and agrees to pay all 2003 personal property taxes related to the Equipment as they come due and to insure the Equipment against catastrophic loss through March 31, 2004. For purposes of this provision, "catastrophic loss" shall be defined as the complete or partial destruction of the Equipment or any part of the Equipment such that the Equipment is rendered inoperable. Such insurance shall be in an amount not less than the current in-place appraised value of the Equipment. Claimants will be responsible for payment of all property taxes related to the Equipment that accrue in 2004 and thereafter.

5. Confession of Judgment. In conjunction with the execution of this Agreement, Southwall agrees to confess to a judgment in favor of Claimants in the amount of $5,900,000, which represents the amount of damages claimed by Claimants. The judgment by confession (the "Judgment") shall be in form substantially similar to that attached hereto as Exhibit "A." Southwall also agrees to execute all documents reasonably necessary to effectuate entry of the Judgment by the Court, including without limitation, a Verified Statement in Support of Judgment by Confession and Attorney's Certification in the form attached hereto as Exhibit "B." Claimants shall hold Exhibit A and Exhibit B and shall not file these documents with any court until and unless Southwall defaults on the payment terms described in section 1 above and fails to cure the default pursuant to the provisions of section 6 below. If all payments required by this Agreement are timely made, the Judgment and Verified Statement in Support of Judgment by Confession shall be destroyed and shall be of no force or effect.

In the event the Judgment is entered, Claimants agree to apply any proceeds received from the sale or other disposition of the Equipment, minus all expenses and costs incurred in disposing of the Equipment, in partial satisfaction of the Judgment and to reduce the amount of the Judgment accordingly.

If Southwall fails to make any payment as set forth in paragraph 1 above and fails to cure any such failure as set forth in paragraph 6, Claimants shall be entitled to retain any payments previously made by Southwall under the Agreement and shall apply any payment received to the Judgment entered in accordance with this paragraph as a partial satisfaction of the Judgment.

In the event Southwall files for bankruptcy protection, Southwall agrees that Claimants may assert a claim against Southwall for $5,900,000, less the net amount received by Claimants in disposing of the Equipment and any payments received by Southwall under the Agreement. Southwall agrees that the compromise made by Claimants in this Agreement as reflected in the Agreed Obligation constitutes a contemporaneous exchange of "new value" within the meaning of 11 USC section 547(a)(2) and that, as a consequence, any and all payments of the Agreed Obligation by Southwall to the Claimants are not preferential transfers and that Claimants may retain any and all payments received from Southwall under this Agreement.

6. Default and Cure. Failure by Southwall to make all payments contemplated in the amounts and at the times set forth above shall constitute an event of default. If such event of default has not been cured by Southwall within 30 days after receipt by Southwall of written notice by Claimants that an event of default has occurred, Southwall agrees that Claimants can commence an action against Southwall and submit the Judgment, along with the necessary supporting documents executed by Southwall, for entry by a court of competent jurisdiction and immediately commence any proceedings to enforce the Judgment and collect the amounts due under the Judgment. Such written notice shall be sent by overnight mail or similar courier service. The Parties agree to a tolling of any applicable statute of limitations during the term of this Agreement.

7. Conditional Release by Claimants. Claimants hereby conditionally release and forever discharge Southwall from all obligations which may exist, whether known or unknown, relating to the Lease Agreements. Plaintiffs agree to dismiss their claims asserted in the Action against Southwall without prejudice. Claimants' release is expressly conditioned upon receiving all payments from Southwall in accordance with paragraph 1 above. However, nothing in this paragraph shall preclude Claimants from retaining any and all payments made by Southwall prior to Southwall's breach. Excluding claims for breach or enforcement of this Agreement, Claimants, for themselves, and all present and former parent companies, affiliates, subsidiaries, divisions, officers, directors, employees, agents, representatives and the predecessors, heirs, successors, and assigns of each of them, hereby conditionally release and forever discharge Southwall and its legal representatives, agents, assigns, successors in interest, heirs, personal representatives and attorneys, with respect to the Action and all liabilities, obligations and causes of action arising out of or relating to the Lease Agreements, and from any and all claims, actions, causes of action, defenses, suits, debts, covenants, contracts, controversies, agreements, promises, losses, damages, costs, expenses, attorneys' fees, judgments, obligations, demands, accounting, and liabilities, of whatever kind of character, at law or in equity, direct or indirect, known or unknown, suspected or unsuspected, matured or unmatured (collectively, "Claims") that any of the Claimants ever had, now have, or might have arising out of or related to the Lease Agreements, and the Equipment and any and all damages that could be alleged in association therewith, including incidental and consequential damages.

8. Release by Southwall. Excluding claims for breach or enforcement of this Agreement, Southwall, for itself and its legal representatives, agents, assigns, successors in interest, heirs, personal representatives, and attorneys, hereby irrevocably and unconditionally release and forever discharge the Claimants with respect to the Action and all liabilities, obligations and causes of action arising out of or relating to the Lease Agreements, from any and all claims, actions, causes of action, defenses, suits, debts, covenants, contracts, controversies, agreements, promises, losses, damages, costs, expenses, attorneys' fees, judgments, obligations, demands, accounting, and liabilities, of whatever kind of character, at law or in equity, direct or indirect, known or unknown, suspected or unsuspected, matured or unmatured (collectively, "Claims") that Southwall ever had, now has, or might have arising out of or related to the Lease Agreements, and the Equipment and any and all damages that could be alleged in association therewith, including incidental and consequential damages.

9. General Release. All Parties hereby acknowledge and agree that this release of claims is a general release and further expressly waive and assume the risk of any and all claims for damages which exist as of this date arising out of the Lease Agreements or the Equipment but which they do not know of or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise and which, if known would materially affect its decision to enter into this Agreement. All Parties further agree that the payment of the sum specified in this Agreement constitutes a complete compromise of matters involving disputed issues of law and fact in the Action and they fully assume the risk that the facts or law may be otherwise than they believe. Each party to this Agreement acknowledges that they have been advised by their respective attorneys concerning, and are familiar with, the provisions of California Civil Code section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each party to this Agreement acknowledges that they may have sustained damages, losses, fees, costs, or expenses that are presently unknown and unsuspected, and that such damages, losses, fees, costs, or expenses as the party may have sustained might give rise to additional damages, losses, fees, costs, or expenses in the future. Each party to this Agreement nevertheless acknowledges and agrees that this Agreement has been negotiated and agreed upon in light of such possible damages, losses, fees, and costs, or expenses, and each party hereto expressly waives any and all rights under California Civil Code section 1542 and under any other statute or common law principle of any state, federal, or foreign jurisdiction of similar effect.

10. Agreement Not An Admission. The Parties hereby acknowledge that neither this Agreement nor any consideration made hereunder may be treated as an admission of any legal responsibility, liability, wrongdoing, or fault of any kind whatsoever, such responsibility, liability, wrongdoing and fault being expressly denied.

11. Notice Any Notice required to be given or related to matters arising under this Agreement shall be provided by overnight mail or similar courier service, to:

If to Southwall, to:

Thomas G. Hood, President and CEO

Southwall Technologies

3975 East Bayshore Road

Palo Alto, California 94303

If to Claimants, to:

Either party may change their address by giving written notice to the other party in accordance with the provision of this section.

12. Advice of Counsel. Each party confirms and represents to the other party that it (a) has read this Agreement, (b) understands the terms hereof, (c) has sought the advice of legal counsel, (d) finds it to be a fair and reasonable compromise of disputed Claims, defenses, and issues, (e) is executing this Agreement as a voluntary act, and (f) agrees to be bound by and to faithfully execute the terms of the Agreement.

13. Construction. This Agreement has resulted from negotiation by parties represented by counsel, and in the event of any ambiguity or otherwise, it shall not be construed against or in favor of any party on the grounds that counsel for such party was the draftsman of the Agreement or any particular part of it.

14. Successors and Assigns. All covenants, agreements, warranties, and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any trustees in bankruptcy.

15. Costs and Attorneys' Fees. Each party shall bear its own costs and attorneys' fees in connection with all matters prior to the execution of this Agreement.

16. Breach of the Agreement. In the event of a breach of this Agreement, the party in default will pay all costs incurred by the other parties, or by any of them, in enforcing this Agreement, including reasonable attorneys' fees. This Agreement may be used as evidence in a subsequent proceeding in which any of the Parties allege a breach of the Agreement.

17. Entire Agreement. This Agreement represents the entire understanding of the Parties on the matters discussed herein and supersedes all prior agreements, negotiations, draft agreements, and oral communications on the same subject.

18. Amendments. This Agreement may not be amended except by a writing executed by all Parties.

19. Applicable Law and Waiver of Jury Trial. The Terms of this Agreement shall be governed by and construed in accordance with the laws of the State of California. THE PARTIES WAIVE THEIR RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION IS BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT OR EITHER PARTY'S OBLIGATIONS UNDER THE LEASE AGREEMENT.

20. No Prior Assignments. Each party represents and warrants to the other that it has not assigned or transferred to any other person or entity, either directly or indirectly, voluntarily or involuntarily, any of the Claims released hereunder.

21. Authorization. The persons executing this Agreement on behalf of the Parties hereby represent and warrant that they are duly authorized and appointed representatives, they have carefully read this Agreement, and they have the full right, power, and authority to execute this Agreement.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Mutual Release and Settlement Agreement as of the date first set forth above.

BANK OF AMERICA, N.A.

By: _____________________

Its:_____________________________________

STATE OF ______________ )

:ss.

COUNTY OF ____________ )

On the _____ day of ______________, 2004, personally appeared before me ____________________, who being by me duly sworn did say that he/she is the ___________________ of Bank of America, N.A., the corporation that executed the above and foregoing instrument and that said instrument was signed in behalf of said corporation by authority of its articles of incorporation and said ____________________ acknowledged to me that said corporation executed the same.

_______________________________________

NOTARY PUBLIC

PORTFOLIO FINANCIAL SERVICING COMPANY

By: ____________________

Its:_____________________________________

STATE OF ______________ )

:ss.

COUNTY OF ____________ )

On the _____ day of ____________________, 2004, personally appeared before me ___________________, who being by me duly sworn did say that he/she is the ___________________ of Portfolio Financial Servicing Company, the corporation that executed the above and foregoing instrument and that said instrument was signed in behalf of said corporation by authority of its articles of incorporation and said _____________________ acknowledged to me that said corporation executed the same.

_______________________________________

NOTARY PUBLIC

LEHMAN BROTHERS

By: ______________________

Its:_____________________________________

STATE OF ______________ )

:ss.

COUNTY OF ____________ )

On the _____ day of _________________, 2004, personally appeared before me ______________________, who being by me duly sworn did say that he/she is the ___________________ of Lehman Brothers, the corporation that executed the above and foregoing instrument and that said instrument was signed in behalf of said corporation by authority of its articles of incorporation and said _____________________ acknowledged to me that said corporation executed the same.

_______________________________________

NOTARY PUBLIC

SOUTHWALL TECHNOLOGIES, INC.

By: ____________________________________

Its:_____________________________________

STATE OF ______________ )

:ss.

COUNTY OF ____________ )

On the _____ day of __________________, 2004, personally appeared before me __________________, who being by me duly sworn did say that he/she is the ___________________ of Southwall Technologies, Inc., the corporation that executed the above and foregoing instrument and that said instrument was signed in behalf of said corporation by authority of its articles of incorporation and said _________________________ acknowledged to me that said corporation executed the same.

_______________________________________

NOTARY PUBLIC